                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of ASC Holdings, Inc. of our report dated October 28, 1996 relating to the financial statements of American Skiing Company, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of the Company" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Data of the Company."

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of ASC Holdings, Inc. of our report dated August 31, 1995 relating to the financial statements of S-K-I Ltd., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of the Company" in such Prospectus. However, it should be noted that Price Waterhouse LLP and Pro Forma has not prepared or certified such "Selected Historical Financial Data of the Company."

PRICE WATERHOUSE LLP

Boston, Massachusetts
August 12, 1997